As filed with the Securities and Exchange Commission on July 31, 2017	Registration No. 333-214567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Iovance Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-3254381
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

999 Skyway Road, Suite 150

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

Lion Biotechnologies, Inc. 2014 Equity Incentive Plan
(Full title of the plan)

Maria Fardis, Ph.D.

President and Chief Executive Officer

Iovance Biotherapeutics, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

(650) 260-7120)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Istvan Benko

Tony Shin

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company, ” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 1, 2017, Lion Biotechnologies, Inc., a Nevada corporation (“Lion Nevada”), changed its state of incorporation from Nevada to Delaware (the “Reincorporation”) pursuant to a plan of conversion dated June 1, 2017. The Reincorporation was approved by the stockholders of Lion Nevada at the Annual Meeting of Stockholders on June 1, 2017 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the effectiveness of the Reincorporation, among other matters, the internal affairs of Lion Nevada became subject to the General Corporation Law of the State of Delaware and the certificate of incorporation and the bylaws of Lion Biotechnologies, Inc., a Delaware corporation (“Lion Delaware”), and each outstanding share of common stock and preferred stock of Lion Nevada was converted into one share of common stock and one share of preferred stock, respectively, of Lion Delaware. Lion Nevada and Lion Delaware, as issuer and successive issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant.”

On June 27, 2017, Lion Delaware changed its corporate name to Iovance Biotherapeutics, Inc. by filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

This Post- Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-214567) ( the “Registration Statement”) solely to reflect the change in the Registrant’s state of incorporation as a result of the Reincorporation or as necessary to keep the Registration Statement from being misleading in any material respect. In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment, Iovance Biotherapeutics, Inc., as successor issuer to Lion Nevada pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its registration statement for all purposes of the Securities Act and the Exchange Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

Registrant hereby incorporates by reference the following documents previously filed with the SEC by Lion Nevada or by Lion Delaware as the successor issuer:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017;

•	the information contained in our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, as amended, filed with the SEC on April 20, 2017, to the extent incorporated by reference in Part III of the Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 3, 2017;

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2017, March 7, 2017, March 31, 2017, April 11, 2017, April 19, 2017, April 21, 2017, May 1, 2017, May 25, 2017, June 2, 2017, June 5, 2017, June 27, 2017, and July 27, 2017, respectively; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on February 25, 2015 pursuant to Section 12 of the Exchange Act, as amended by a Form 8-A/A filed on July 27, 2017 and including any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

Sanford J. Hillsberg, a member of the Board of Directors of the Registrant, is an attorney with TroyGould PC. Some of the attorneys at TroyGould PC own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of our common stock.

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ITEM 6.	Indemnification of Directors and Officers

Registrant’s certificate of incorporation provides that, to the maximum extent permitted under applicable law, none of its directors will have any personal liability to Registrant or its stockholders for damages for breach of fiduciary duty as a director.

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the Delaware General Corporation Law provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

The Registrant’s certificate of incorporation and bylaws provide for indemnification of the Registrant’s officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

Registrant also has entered into indemnification agreements with its directors and certain of its officers in which Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors.

Registrant maintains a general liability insurance policy that covers certain liabilities of its officers and directors arising out of claims based on acts or omissions in their capacities as such.

ITEM 7.	Exemption from Registration Claimed

Not applicable.

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ITEM 8.	Exhibits

See the Exhibit Index following the signature page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.	Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Carlos, California, on July 31, 2017.

IOVANCE BIOTHERAPEUTICS, INC.

By:	/s/ MARIA FARDIS
Maria Fardis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MARIA FARDIS	President and Chief Executive Officer and Director	July 31, 2017
Maria Fardis, Ph.D.	(Principal Executive Officer)

/s/ FRANCO VALLE	Controller	July 31, 2017
Franco Valle	(Principal Accounting Officer and Interim Principal Financial Officer)

*	Director	July 31, 2017
Merrill A. McPeak

*	Director	July 31, 2017
Jay Venkatesan

*	Director	July 31, 2017
Sanford J. Hillsberg

*	Director	July 31, 2017
Wayne Rothbaum

*	Director	July 31, 2017
Ryan Maynard

*	Director	July 31, 2017
Iain Dukes

* The undersigned, by signing her name hereto, does hereby execute this registration statement on behalf of the directors of Iovance Biotherapeutics, Inc. listed above pursuant to the Power of Attorney filed as Exhibit 24.1 to the registration statement.

By:	/s/ MARIA FARDIS
Maria Fardis, Ph.D.
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Plan of Conversion (incorporated herein by reference to Exhibit 3.1 to Registrant’s current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.2	Articles of Conversion (incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017).

4.3	Certificate of Conversion (incorporated herein by reference to Exhibit 3.2 of Registrant’s current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.4	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 of Registrant’s current Report on Form 8-K filed with the Commission on June 2, 2017.)

4.5	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of Registrant’s current Report on Form 8-K filed with the Commission on June 27, 2017.)

4.6	Bylaws of Registrant (incorporated herein by reference to the Exhibit 3.4 to Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017).

4.7	Amendment to the Bylaws of Registrant (incorporated herein by reference to the Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2017).

4.8	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Registrant’s Registration Statement on Form 8-A filed on February 25, 2015).

4.9	Lion Biotechnologies, Inc. 2014 Equity Incentive Plan, as amended (incorporated herein by reference to Appendix A to Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on July 7, 2016).

4.10	Form of ISO Option Certificate and Stock Option Agreement under 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.9 to Registrant’s Registration Statement on Form S-8 (File No. 333-205097) filed with the Commission on June 18, 2015).

4.11	Form of NQSO Option Certificate and Stock Option Agreement under 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.10 Registrant’s Registration Statement on Form S-8 (File No. 333-205097) filed with the Commission on June 18, 2015).

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

23.3	Consent of Weinberg & Company, P.A.

24.1	Power of Attorney*

    *   Previously filed.